                                  EXHIBIT 21
                                   QMS, INC.
                         SUBSIDIARIES AND TRADE NAMES

             Unless indicated otherwise, each of the following is a
                      wholly owned subsidiary of QMS, Inc.


                             State or Other
                            Jurisdiction of       Other Names Under Which
Legal Name of Subsidiary      Incorporation       Subsidiary Does Business
-------------------------    ----------------     ------------------------

QMS Circuits, Inc.          Delaware               QCI

QMS Canada, Inc.            Canada


As of December 10, 1997